                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Wabash National Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             (WABASH NATIONAL LOGO)



                          LETTER FROM SENIOR MANAGEMENT

In 2005, Wabash National celebrated its 20 year anniversary. Our company's success has been built on its core principles: exceptional associates; innovative technology; progressive, low-cost manufacturing; and above all, a commitment to the success of our customers. We have grown from a start-up operation focused on answering the needs of a few customers, to becoming a leader in dry van trailer manufacturing in North America. Our original formula for success was to focus on the largest fleets, those that understood their cost structure and embraced change. Working with our "Partners," we developed new trailer technologies and equipment that allowed our Partners to improve their fleet operations. We engineered lower maintenance trailers which resulted in vastly improved trailer utilization and fleet economics. These forward-thinking fleets took a chance on our innovative composite dry van trailer DuraPlate(R) technology. Today, nearly one in every three dry vans sold in North America is a Wabash National DuraPlate(R) trailer. The knowledge we gained from working with these leading carriers provided Wabash National with a distinct advantage in the trailer market. Wabash National's leadership continues to drive the most significant innovations in the industry.

  OUR RESPONSIBILITY IS TO PROVIDE OUR CUSTOMERS WITH THE LOWEST MAINTENANCE,
                           HIGHEST QUALITY PRODUCTS.

In October of 2003, we expanded our focus to provide our products to a broader customer base. We believe the technology that has produced outstanding results for North America's largest fleets offers the same benefits to mid-size and smaller fleets. Through the efforts of our manufacturing team, we have more than doubled our capacity for producing DuraPlate(R) dry vans and ArcticLite(R) refrigerated trailers. We expect that this expanded capacity will ensure our ability to supply superior products to our new customers through even the highest demand period of all business cycles.



         P.O. Box 6129 o Lafayette, Indiana 47903 o Phone: 765-771-5300

Our strategy of expanding our customer base is succeeding. We have captured over 880 new accounts representing approximately $225 million in orders. In 2005 alone, we opened a record 659 new accounts representing $166 million in new business. We started this process with a goal of $500 million in new-opportunity sales. Today, we offer that we will not only achieve, but exceed our goal. We simply believe that we provide the best products and the best service to each and every customer.

The company faced and solved many challenges in 2005. In the second and third quarters, an order cancellation disrupted our production scheduling, and we experienced further disruptions as we pushed our initiative to improve fit and finish quality to best in class.

Additionally, the company faced the impact of increasing raw material costs and competitive pricing. The pricing pressure that occurred during the last two quarters of 2005 continues to have a tailing affect into 2006. We recently have been less aggressive with passing through cost increases, as we believe that market pricing reached an inflection point. While Wabash National continues to strive to sell our products at a premium by demonstrating the advantages of lowering a fleet's total cost of ownership, we must remain sensitive to competitive pricing pressures.

In March of 2006, we decided to exit the domestic container business, as foreign entrants significantly altered the competitive landscape. This decision allows us to focus on higher-margin products.

Even with the challenges we experienced in 2005, we believe we are poised to stay where we always have been - ahead of the pack. Wabash National has long been viewed by both customers and competitors as the innovative leader in the trailer industry. We have rebuilt and refocused this company to ensure that we remain the company that everyone watches and attempts to emulate. Our efforts to support our customers will continue with industry-defining product innovations, advanced manufacturing technology, and an unwavering focus on creating solutions to help our customers become ever more profitable.

In the first quarter of 2006, we began producing DuraPlate(R) trailers on our new semi-automated production line. As we bring up this new line, the first of our next generation production lines, trailers produced will be of the highest quality and will be built with the most advanced technology of any trailer available today.

(WABASH NATIONAL LOGO)

In March of 2006, we acquired Transcraft Corporation, the leading flatbed and drop deck trailer manufacturer in North America. Transcraft, like Wabash National, offers innovative products under a reputable and quality brand name. Transcraft is a great addition to the Wabash family.

Finally, we would like to express our sincere thanks to our Board of Directors members John T. Hackett and Ludvik F. Koci. Mr. Hackett has been a Director of Wabash National since 1991 and Chairman of the Board of Directors since 2001. Mr. Hackett will retire as Chairman in May 2006. Mr. Koci, who retired from the Board in 2005, was a Director of the Corporation since 1993. Both Mr. Hackett and Mr. Koci have been essential to Wabash National's growth and success, particularly during the company's turnaround. Their sage advice and steadfast leadership will be missed.

Our ultimate goals continue to be creating high shareholder value, growing profitability, and fulfilling the needs of our customers. We believe that the foundation that has been put in place over the past few years will prove that the best is yet to come.

                             WATCH WHAT WE DO NEXT!



/s/ William P. Greubel                     /s/ Richard J. Giromini

William P. Greubel                         Richard J. Giromini
Chief Executive Officer                    President & Chief Operating Officer


(WABASH NATIONAL LOGO)

                             STOCKHOLDER INFORMATION

EXECUTIVE OFFICERS

William P. Greubel
Chief Executive Officer and Director

Richard J. Giromini
President, Chief Operating Officer and Director

Rodney P. Ehrlich
Senior Vice President - Chief Technology Officer

Bruce N. Ewald
Senior Vice President - Sales and Marketing

Timothy J. Monahan
Senior Vice President - Human Resources

Robert J. Smith
Senior Vice President - Chief Financial Officer

AUDITORS

Ernst & Young LLP
111 Monument Circle
Suite 2600
Indianapolis, Indiana 46204-5120

TRANSFER AGENT

National City Bank
Corporate Trust Operations
PO Box 92301
Cleveland, Ohio 44193-0900
(800) 622-6757

REQUESTS

For stockholder requests for information or assistance, Please write or telephone:
        Wabash National Corporation
        c/o Investor Relations
        PO Box 6129
        Lafayette, Indiana 47903-6129
        (765)771-5310

INTERNET ADDRESS
http://www.wabashnational.com

FORM 10-K

In lieu of a separate annual report to stockholders, enclosed is Wabash National Corporation's Form 10-K, which included as an exhibit the certifications required by Section 302 of the Sarbanes Oxley Act.

DIRECTORS

David C. Burdakin
President
HON Company

Richard J. Giromini
President and Chief Operating Officer
Wabash National Corporation

William P. Greubel
Chief Executive Officer
Wabash National Corporation

John T. Hackett
Chairman of the Board of Directors
Wabash National Corporation

Dr. Martin C. Jischke
President
Purdue University

J. D. (Jim) Kelly
President, Engine Business and
Vice President, Cummins Inc.

Stephanie K. Kushner
Vice President and Chief Financial Officer
Federal Signal Corporation

Larry J. Magee
Chairman, CEO and President
BFS Retail & Commercial Operations, LLC

Scott K. Sorensen
Executive Vice President and Chief Financial Officer
Headwaters, Inc.

Ronald L. Stewart
Director
Wabash National Corporation

STOCK LISTING
Symbol: WNC
New York Stock Exchange
As required by the NYSE rules, in 2005, the CEO certified to the NYSE that he was not aware of any violation by the Corporation of NYSE corporate governance listing standards.


(WABASH NATIONAL LOGO)                                            April 17, 2006